As filed with the Securities and Exchange Commission on August 10, 2010
Registration No. 333- 165817

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)
_____________________
California
(State or other jurisdiction of incorporation or organization)
6712
(Primary Standard Industrial Classification Code Number)
77-0446957
(I.R.S. Employer Identification Number)
445 Pine Avenue
Goleta, California 93117

(805) 692-5821
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________
Lynda J. Nahra
President and Chief Executive Officer
445 Pine Avenue
Goleta, California 93117
(805) 692-5821
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________
Lynda J. Nahra
President and Chief Executive Officer
445 Pine Avenue
Goleta, California 93117
(805) 692-5821
_____________________________

Copies to:

Arthur A. Coren Professional Corporation
Khoi D. Dang, Esq.
HORGAN, ROSEN, BECKHAM & COREN, L.L.P.
23975 Park Sorrento, Suite 200
Calabasas, California 91302
(818) 591-2121

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller Reporting Company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (Registration No. 333-165817) previously filed by Community West Bancshares, a California corporation (the “Registrant”), on March 31, 2010 and declared effective by the Securities and Exchange Commission on May 10, 2010 (the “Registration Statement”).   The Registration Statement registered: (i) 325 subscription rights which were granted to holders of the Registrant’s no par value common stock (the “Common Stock”) as of April 30, 2010, the record date for the shareholder rights offering (the “Rights Offering”); (ii) $8,800,000.00 in principal amount of 9% Convertible Subordinated Debentures due 2020 (the “Debentures”) which were offered first to shareholders in the Rights Offering and then to shareholders and to the general public alike in a public offering (the “Public Offering,” and collectively with the Rights Offering, the “Offering”); and (iii) 2,514,286 shares of Common Stock issuable upon conversion of all Debentures offered in the Offering.  An aggregate of $8,085,000 in principal amount of Debentures was sold in the Offering which closed on August 9, 2010.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering, the Registrant hereby amends the Registration Statement to deregister $715,000 in principal amount of Debentures and 204,285 shares of Common Stock that would have been issuable upon conversion of these Debentures that were registered but unsold in the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on this 10th day of August, 2010.

COMMUNITY WEST BANCSHARES

By:	/s/ Lynda J. Nahra
Lynda J. Nahra, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on August 10, 2010.

SIGNATURE	TITLE

/s/ Lynda J. Nahra	President, Chief Executive Officer
Lynda J. Nahra	and Director

/s/ Charles G. Baltuskonis	Executive Vice President and
Charles G. Baltuskonis	Chief Financial Officer

*	Director
Robert H. Bartlein

*	Director
Jean W. Blois

*	Director
John D. Illgen

*	Director
William R. Peeples

*	Director
James R. Sims, Jr.

*	Director
Kirk B. Stovesand

*	Director
C. Richard Whiston

/s/ Lynda J. Nahra	President, Chief Executive Officer and Director
Lynda J. Nahra As Attorney-in-Fact

/s/ Charles G. Baltuskonis	Executive Vice President and Chief Financial Officer
Charles G. Baltuskonis As Attorney-in-Fact

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